UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

          Date of Report (date of earliest event reported): May 1, 2008

                                    CDEX INC.
                                    ---------
             (Exact name of registrant as specified in its charter)

          Nevada                        000-49845                52-2336836
          --------                     -----------               ----------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

        4555 South Palo Verde, Suite 123
                  Tucson, Arizona                              85714
                  ----------------                             -----
       (Address of principal executive offices)              (Zip Code)

                                 (520) 745-5172
                                 --------------
              (Registrant's telephone number, including area code)

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        Effective May 1, 2008, the Board of Directors of CDEX Inc, appointed General Robert H. Foglesong, U.S. Air Force (Retired) to serve as a director of CDEX. General Foglesong (ret) is the President and Executive Director of the Appalachian Leadership and Education Foundation, a non-profit organization operating to identify and support the next generation of leaders in Appalachia. General Foglesong (ret) served as the 18th President of Mississippi State University (MSU) and was nominated by the President, confirmed by the US Senate, and served as a four star general in the US Air Force. While in the Air Force, he served in various positions including Commander, U.S. Air Forces in Europe; Commander, Allied Air Component Command; Air Component Commander, U.S. European Command (NATO) and Vice Chief of Staff of the U.S. Air Force. General Foglesong
(ret) has been designated by the President of the United States to be Co-Chairman of the Joint US - Russia Commission on POWs/MIAs in former Soviet Union countries. General Foglesong (ret) has been most often asked to lead and manage large organizations in establishing a sense of relevancy given a constantly changing national and international environment. In these rolls, a significant amount of his time was spent as a national security advisor at Cabinet and Presidential levels. In this capacity, he had opportunities to travel extensively with the most senior members of this government and directly engage with the most senior civilian and military levels of foreign governments around the globe. General Foglesong has spent 35 years in public service with a clear understanding of the role leadership plays in establishing a sense of integrity/ethics, encouraging service above self, and fostering an attitude of excellence. A member of the Council on Foreign Relations, his 65 publications cover a range of subjects including technical and leadership topics. A graduate of West Virginia University (BS, MS, PhD - chemical engineering), he holds numerous academic and leadership honoraries, as well as 30 military awards for leadership and technical skills. He has also qualified for and finished the Boston Marathon six times and is a Director on the Boards of Massey Energy and Michael Baker Corporation.

        As compensation for his service as a director, General Foglesong (ret.) received options to purchase up to 210,000 shares of CDEX Class A Common Stock at a price of $.26 per share, the closing price on the date of grant. Such options are scheduled to vest at a rate of one-third (70,000 shares) on each of the first three anniversaries of the grant date, the first such anniversary being May 1, 2009. The options expire on May 1, 2013 and are subject to his continued service on the Board of Directors.

        A copy of a press release issued on May 5, 2008 announcing the appointment of Gen. Foglesong (ret.) is attached to this Current Report as
Exhibit 99.1 and is incorporated herein by reference


Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

 Exhibit
 Number         Title of Document
 ------         -----------------

 99.1           Press Release, dated May 5, 2008

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CDEX INC.


Date: May 7, 2008                      By:   /s/ Malcolm H. Philips, Jr.
                                             ---------------------------
                                             Malcolm H. Philips, Jr., President